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                                                                   EXHIBIT 23(a)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997, with respect to the financial statements of John Hancock Variable Annuity Account JF, and February 14, 1997, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in the Post-Effective Amendments No. 1 to the Registration Statements (Form S-1 No. 33-64945 and Form N-4 No. 33-64947) and the related Prospectus of John Hancock Variable Annuity Account JF.

                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 14, 1997